Exhibit 99.3

OLAPIC, INC. AND SUBSIDIARIES

Condensed Consolidated Financial Statements

June 30, 2016

Olapic, Inc. and Subsidiaries

Table of Contents

June 30, 2016

Page(s)
Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheets	1

Condensed Consolidated Statements of Operations and Comprehensive Loss	2

Condensed Consolidated Statement of Changes in Stockholders Equity (Deficit)	3

Condensed Consolidated Statements of Cash Flows	4

Notes to Condensed Consolidated Financial Statements	5-15

Olapic, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30, 2016	December 31, 2015
	(unaudited)
Assets

Current assets
Cash and cash equivalents	$6,009,270	$11,357,759
Accounts receivable, net	4,086,358	4,522,274
Prepaid expenses and other current assets	423,363	260,575

Total current assets	10,518,991	16,140,608

Property and equipment, net	857,703	626,933
Restricted cash	527,903	527,903
Security deposits	22,370	153,636
Other assets	45,747	190,856

Total non-current assets	1,453,723	1,499,328

	$11,972,714	$17,639,936

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities
Accounts payable and accrued expenses	$1,880,898	$702,271
Sales tax payable	225,868	143,022
Foreign taxes payable	85,903	78,173
Commissions payable	245,336	675,429
Working capital line of credit	1,487,100	1,487,100
Term loan - current portion	833,333	902,778
Deferred revenue	8,999,314	7,215,145

Total current liabilities	13,757,752	11,203,918

Non-current liabilities
Deferred rent	244,728	147,029
Term loan - non-current portion	1,597,223	1,527,778

Total non-current liabilities	1,841,951	1,674,807

Olapic, Inc. stockholders’ equity/(deficit)
Series A 8% Cumulative Convertible Preferred Stock, $0.00001 par value, as of June 30, 2016 and December 31, 2015 - 2,455,520 shares authorized, issued and outstanding; and liquidation preference of $1,091,957 and $1,057,870, respectively.	24	24
Series B 8% Cumulative Convertible Preferred Stock, $0.00001 par value, as of June 30, 2016 and December 31, 2015 - 5,560,920 shares authorized, issued and outstanding; and liquidation preference of $7,099,743 and $6,870,373, respectively.	56	56
Series C 8% Cumulative Convertible Preferred Stock, $0.00001 par value, as of June 30, 2016 and December 31, 2015 - 7,078,810 shares authorized, issued and outstanding; and liquidation preference of $16,249,313 and $15,650,957, respectively.	71	71
Common stock, $0.00001 par value, 30,000,000 shares authorized, as of June 30, 2016 and December 31, 2015 - 9,136,811 and 9,093,888 shares issued and outstanding, respectively.	91	91
Other comprehensive loss	(591)	(70,078)
Additional paid-in capital	20,903,259	20,854,723
Accumulated deficit	(24,503,025)	(16,027,542)

Total stockholders’ equity (deficit)	(3,600,115)	4,757,345

Noncontrolling interest of consolidated subsidiary	(26,874)	3,866

Total equity (deficit)	(3,626,989)	4,761,211

	$11,972,714	$17,639,936

The Notes to Condensed Consolidated Financial Statements are an integral part of these statements.

Olapic, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

	Three months ended June 30, 2016	Three months ended June 30, 2015	Six months ended June 30, 2016	Six months ended June 30, 2015
Revenue, net	$4,206,465	$2,283,530	$7,593,147	$4,037,976

Costs of revenue	1,083,926	549,276	3,360,591	1,460,019

Gross profit	3,122,539	1,734,254	4,232,556	2,577,957

Operating expenses
General and administrative	3,719,978	1,337,013	4,620,681	1,519,094
Research and development	1,045,773	620,984	1,076,253	1,046,961
Selling and marketing	2,418,351	1,443,431	6,677,837	3,338,463

Total operating expenses	7,184,102	3,401,428	12,374,771	5,904,518

Loss from operations	(4,061,563)	(1,667,174)	(8,142,215)	(3,326,561)

Other income (expense)
Other expense	(21,345)	—	(68,685)	(6,738)
Interest expense	(43,800)	(44,816)	(87,257)	(82,376)

	(65,145)	(44,816)	(155,942)	(89,114)

Loss before provision for income taxes	(4,126,708)	(1,711,990)	(8,298,157)	(3,415,675)

Provision for income taxes	(139,814)	—	(208,341)	(16,530)

Net loss	(4,266,522)	(1,711,990)	(8,506,498)	(3,432,205)

Less: Net loss attributable to noncontrolling interest	(41,374)	—	(31,015)	—

Net loss attributable to Olapic, Inc.	$(4,225,148)	$(1,711,990)	$(8,475,483)	$(3,432,205)

Comprehensive loss
Net loss	$(4,266,522)	$(1,711,990)	$(8,506,498)	$(3,432,205)
Foreign currency translation gain (loss)	1,289	(8,225)	69,762	(1,125)

Total comprehensive loss	(4,265,233)	(1,720,215)	(8,436,736)	(3,433,330)

Less: Comprehensive loss attributable to noncontrolling interest	(42,600)	—	(30,740)	—

Comprehensive loss attributable to Olapic, Inc.	$(4,222,633)	$(1,720,215)	$(8,405,996)	$(3,433,330)

The Notes to Condensed Consolidated Financial Statements are an integral part of these statements.

Olapic, Inc. and Subsidiaries

Condensed Consolidated Statement of Changes in Equity (Deficit)

Six months ended June 30, 2016

(unaudited)

	Common Stock		Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Comprehensive Loss	Additional Paid In Capital	Accumulated Deficit	Equity Total	Noncontrolling Interest	Total Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
December 31, 2015	9,093,888	$91	2,455,520	$24	5,560,920	$56	7,078,810	$71	$(70,078)	$20,854,723	$(16,027,542)	$4,757,345	$3,866	$4,761,211
Issuance of common stock for cash	42,923	—	—	—	—	—	—	—	—	5,846	—	5,846	—	5,846
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	69,487	—	—	69,487	275	69,762
Stock-based compensation	—	—	—	—	—	—	—	—	—	42,690	—	42,690	—	42,690
Net loss	—	—	—	—	—	—	—	—	—	—	(8,475,483)	(8,475,483)	(31,015)	(8,506,498)

June 30, 2016	9,136,811	$91	2,455,520	$24	5,560,920	$56	7,078,810	$71	$(591)	$20,903,259	$(24,503,025)	$(3,600,115)	$(26,874)	$(3,626,989)

The Notes to Condensed Consolidated Financial Statements are an integral part of these statements.

Olapic, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Six months ended June 30,
	2016	2015
Cash flows from operating activities
Net loss	$(8,506,498)	$(3,432,205)
Adjustments to reconcile net loss to net cash used by operating activities
Stock based compensation	42,690	23,924
Bad debt expense	97,076	—
Depreciation and amortization	90,236	30,071
Changes in operating assets and liabilities
Accounts receivable	338,840	(1,073,786)
Prepaid expenses and other current assets	(162,937)	(59,906)
Security deposits	130,119	—
Other assets	145,109	8,000
Accounts payable and accrued expenses	775,273	212,852
Sales tax payable	82,846	104,644
Foreign taxes payable	7,730	—
Deferred rent	97,699	—
Deferred revenue	1,784,169	1,797,515

Net cash used by operating activities	(5,077,648)	(2,388,891)

Cash flows from investing activities
Purchases of property and equipment	(321,006)	(51,329)

Cash flows from financing activities
Proceeds from issuance of common stock	5,846	8,746
Proceeds from issuance of Series C preferred stock, net of issuance costs	—	14,880,848
Proceeds from working capital line of credit	—	783,363

Net cash provided by financing activities	5,846	15,672,957

Change in foreign currency translation	44,319	30,784

Net increase (decrease) in cash and cash equivalents	(5,348,489)	13,263,521

Cash and cash equivalents
Beginning of period	11,357,759	3,145,726

End of period	$6,009,270	$16,409,247

Supplemental disclosure of cash flow information
Interest paid	$87,257	$82,348

Taxes paid	$—	$—

The Notes to Condensed Consolidated Financial Statements are an integral part of these statements.

Olapic, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2016

(unaudited)

1.	Description of Business and Significant Accounting Policies

Olapic, Inc. (the “Company”) is a provider of the leading visual commerce platform for collecting, curating, showcasing and measuring crowd sourced photos and videos. The Company’s platform provides e-commerce retailers, brands and publishers with tools to engage their customers and support a strong community built on visual content. This allows consumers to make more educated purchasing decisions, discover new products and connect to the brand’s community. The Company leverages photos and videos from social network sites and makes brands shoppable. The Company’s platform also offers an analytics suite to help retailers and brands understand what content works and how it is affecting conversions. On February 12, 2014, the Company founded a subsidiary, Olapic UK Ltd, formed in England and Wales to conduct business in the United Kingdom. The subsidiary was formed to market, sell, implement and operate the Company’s platforms in the United Kingdom. Olapic, Inc. owns 100% of the subsidiary.

In September 2015, the Company acquired a 75% interest in an Argentina based company, Olapic Argentina S.A. from a related party for nominal consideration (see Note 3).

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The condensed consolidated financial statements do not include all information and notes required by U.S. GAAP for complete financial statements. However, except as disclosed herein, there has been no material change in the information disclosed in the notes to the condensed consolidated financial statements included in the audited financial statements for the year ended December 31, 2015. In the opinion of management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation of interim financial information, have been included. Operating results for the periods presented are not necessarily indicative of expected results for the full year.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of Olapic, Inc., its 100% owned subsidiary, Olapic UK Ltd and Olapic Argentina S.A. (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation. Noncontrolling interest is presented to reflect the Company’s 75% interest in Olapic Argentina S.A.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include, but are not limited to, stock-based compensation expense, depreciation expense, deferred revenue, and allowance for doubtful accounts. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments, with a maturity of three months or less at the time of acquisition, to be cash equivalents.

Accounts Receivable

The Company carries its accounts receivable at cost less any allowance for doubtful accounts as deemed necessary. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on collections and current credit conditions. At June 30, 2016 and December 31, 2015, the Company had an allowance for doubtful accounts of approximately $97,000 and $37,000, respectively.

Olapic, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2016

(unaudited)

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method over the assets’ estimated lives ranging from three to five years. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Intangible assets that have finite useful lives are amortized over the estimated useful life of the assets. The Company evaluates the remaining useful life of an intangible asset that is being amortized each reporting period to determine whether events or circumstances warrant a revision to the remaining period of amortization. If the estimate of the remaining life is changed, the remaining carrying amount of the intangible assets will be amortized prospectively over the revised remaining useful life. A portion of the costs incurred in relation to the Company’s website include the development of software and website applications have been capitalized as technology costs with the remaining portion being expensed as research and development costs, and are included in property and equipment on the accompanying condensed consolidated balance sheet.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. When the indicators of impairment are present and the estimated undiscounted future cash flows from the use of these assets is less than the assets’ carrying value, the related assets are written down to fair value. There were no impairment charges during the periods presented.

Foreign Currency Translation Adjustments and Transactions

Assets and liabilities of Olapic UK Ltd and Olapic Argentina S.A. are translated at the period end rates of exchange, and expenses are translated at the average rates of exchange for the period. Gains or losses resulting from translating foreign currency financial are reflected in foreign currency translation adjustments and are reported as a separate component of comprehensive income (loss) and included in accumulated other comprehensive loss in stockholders’ equity.

Income Taxes

Deferred taxes are determined based on the difference between the condensed consolidated financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax rates in effect in the year in which the differences are expected to affect taxable income. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. As the Company has had losses from operations since its inception, all deferred tax assets in their entirety are offset by a valuation allowance. As of June 30, 2016 and December 31, 2015, the Company has no unrecognized tax liabilities or benefits.

Revenue Recognition

Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. The Company’s revenue is derived from the licensing of application software products, professional services and managed services and support. SaaS arrangements include multiple elements, comprised of monthly subscription revenue and related implementation services. The principles followed by the Company are as follows:

For arrangements with multiple deliverables, management evaluates whether the individual deliverables qualify as separate units of accounting. In order to treat deliverables in a multiple deliverable arrangement as separate units of accounting, the deliverables must have standalone value upon delivery. If the deliverables have standalone value upon delivery, management accounts for each deliverable separately and revenue is recognized for the respective deliverables as they are delivered.

Olapic, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2016

(unaudited)

If one or more of the deliverables do not have standalone value upon delivery, the deliverables that do not have standalone value are generally combined with the final deliverable within the arrangement and treated as a single unit of accounting. Implementation services were determined to lack standalone value and therefore are deferred over the contract life. Revenue for arrangements treated as a single unit of accounting is generally recognized over the period commencing upon the inception of the subscription service through the end of the initial contractual term.

Deferred revenue represents amounts billed to customers for which revenue has not been recognized. Deferred revenue consists of the unearned portion of fees from subscription contracts or the unrealized portion of professional service fees.

Cost of Revenue

Cost of revenue primarily consists of payroll and related costs, server and hosting fees and moderating fees related to the platform maintenance and management.

Advertising and Marketing Expenses

Advertising and marketing primarily consists of payroll and related costs, branding and sponsorships. Advertising expenses are charged to operations in the period in which they are incurred and are included in selling and marketing expenses. Advertising expense for six months ended June 30, 2016 and 2015 amounted to approximately $390,000 and $62,000 respectively. Advertising expense for the three months ended June 30, 2016 and 2015 amounted to approximately $307,000 and $29,000 respectively.

General and Administrative Expenses

General and administrative expenses primarily includes salaries, benefits and related taxes for executive, and administrative personal, office occupancy costs, depreciation and amortization, and professional services.

Research and Development

Costs incurred for research and product development are expensed as incurred. Research and development costs consist primarily of payroll and related costs, fees paid to consultants and outside service providers, travel and entertainment expenses, and allocations for stock option compensation. The Company recognizes research and development expenses in the period in which it becomes obligated to incur such costs. Costs associated with research and development for six months ended June 30, 2016 and 2015 amounted to approximately $1,076,000 and $1,046,000, respectively. Costs associated with research and development for the three months ended June 30, 2016 and 2015 amounted to approximately $1,046,000 and $621,000, respectively.

Accounting for Stock-Based Compensation

Under the applicable fair value recognition provisions, stock-based compensation cost is estimated at the grant date based on the fair value of the award and is recognized as expense, net of estimated pre-vesting forfeitures, ratably over the vesting period of the award. In addition, the pronouncement dealing with stock-based compensation requires additional accounting related to the income tax effects and disclosures regarding the cash flow effects resulting from stock-based payment arrangements. Calculating stock-based compensation expense requires the input of highly subjective assumptions, including the expected term of the stock-based awards, volatility, dividend yield, risk free rates and pre-vesting forfeitures. The assumptions used in calculating the fair value of stock-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, its stock-based compensation expense could be materially different in the future.

Olapic, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2016

(unaudited)

In addition, the Company has elected to estimate the expected pre-vesting forfeiture rate and only recognizes expense for those shares expected to vest. If the Company’s actual forfeiture rate is materially different from its estimate, the Company’s stock-based compensation expense could be significantly different from what the Company has recorded in the current period.

The Company accounts for equity instruments issued to non-employees in accordance with accounting pronouncements dealing with equity instruments that are issued to non-employees for acquiring, or in conjunction with selling, goods or services.

2.	Property and Equipment

Property and equipment consists of the following:

	June 30,
	2016	December 31,
	(unaudited)	2015
Furniture and fixtures	$378,701	$368,092
Office equipment	125,759	103,422
Software and computer equipment	501,956	324,357
Leasehold improvements	156,451	1,798

	1,162,867	797,669

Less: Accumulated depreciation	(305,164)	(170,736)

Property and equipment, net	$857,703	$626,933

Depreciation expense for six months ended June 30, 2016 and 2015 amounted to approximately $134,000 and $30,000, respectively. Depreciation expense for the three months ended June 30, 2016 and 2015 amounted to approximately $55,000 and $16,000 respectively.

3.	Business Acquisition

On September 29, 2015, the Company acquired a 75% ownership interest in Olapic Argentina S.A. for nominal consideration. Olapic Argentina S.A. is a software programming company located in Argentina and was previously majority owned by a stockholder of the Company. Up until the point of acquisition, the Company was paying consulting fees for software development services to Olapic Argentina S.A. (see Note 7).

This transaction was accounted for using the acquisition method required by the accounting pronouncement dealing with Business Combinations for entities affiliated under common control. The assets and liabilities of Olapic Argentina, S.A. were consolidated at their historical cost basis. The difference between the historical cost basis of the net assets acquired and consideration paid was recoded an increase in additional-paid-in capital.

Olapic, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2016

(unaudited)

The following table summarizes the value of assets and liabilities of Olapic Argentina S.A. as of September 29, 2015:

Assets
Cash	$172,103
Property and equipment, net	49,745
Other assets	22,401

Liabilities
Accrued expenses	(179,782)

Noncontrolling interest	(16,115)
Net asset value in excess of purchase price	(48,351)

Total Consideration	$1

4.	Term Loans and Working Capital Line of Credit

As of June 30, 2016, the Company had an agreement for a working capital line of credit with Silicon Valley Bank (“Silicon”) that provides for maximum borrowings of up to $3,000,000. Together with the term loan, the line is secured by a first perfected security interest in all assets, excluding intellectual property. The Company has a lock-box arrangement with Silicon, whereby the balance is paid down as accounts receivable balances are collected. The remaining unpaid balance is due in full on October 11, 2016. This balance was repaid in full after year end. At June 30, 2016 there was approximately $1,487,000 in outstanding borrowings. Interest on the line is at 1.25% above the Prime Rate (4.25% at June 30, 2016).

The loan agreement also includes a borrowing base calculation, which determines the total amount of funds to be outstanding at any given time. As of June 30, 2016, the funds outstanding were within the amount permitted by the borrowing base and the Company was in compliance with the terms of the loan agreement, as defined in the Amended and Restated Loan and Security Agreement.

As of June 30, 2016, the Company had an agreement for a secured term loan facility with Silicon that provides for maximum borrowings of up to $4,000,000.

The Company modified the previous secured term loan and working capital line of credit agreement with Silicon in November 2015, increasing the maximum borrowings from $2,500,000 to $4,000,000 on the term loan and $1,500,000 to $3,000,000 on the working capital line of credit. In addition, the modification adjusted the interest rate on the term loan from 1.75% above Prime to 1% above Prime and on the working capital line of credit from .75% above Prime to 1.25% above Prime. In conjunction with this modification, the Company issued 12,000 common stock warrants with a strike price of $0.53.

The value of the warrants was determined to be immaterial and no value was ascribed to them. In connection with the original term loan and line of credit agreement, 50,000 warrants were issued at a strike price of $.286 and 100,000 warrants were issued at a strike price of $.306. All outstanding warrants are treated as equity instruments. As of June 30, 2016, all 162,000 warrants (adjusted for stock split – see Note 5) issued in connection with these loans are outstanding. The Company incurred approximately $46,000 in legal and financing costs related to the modification and is amortizing those costs over the life of the term loan.

The loan required interest only to be paid through September 2015. Commencing on November 14, 2015, the Company is to pay equal monthly installments of principal of $69,445 and interest through the maturity date. The note is due in full on October 31, 2019. At June 30, 2016, there was $2,384,809 in outstanding borrowings, net of issuance costs of $45,747. The interest rate is 1% above the Prime Rate (5.26% at June 30, 206). The effective interest rate of the term loan is 5.26%.

Olapic, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2016

(unaudited)

In conjunction with the Company’s acquisition by Monotype Imaging, in August 2016 all outstanding debt of the Company was paid off in its in entirety (see Note 10).

5.	Stockholders’ Equity

At June 30, 2016, the authorized capital stock of the Company consisted of 30,000,000 shares of Common Stock, par value $0.00001, and 15,095,250 shares of preferred stock, par value $0.00001 per share. Of the preferred shares authorized, 2,455,520 shares are designated as Series A 8% Cumulative Preferred Stock (“Series A stock”), 5,560,920 shares are designated as Series B 8% Cumulative Preferred Stock (“Series B stock”), and 7,078,810 shares are designated as Series C 8% Cumulative Preferred Stock (“Series C stock”). The holders of common stock are entitled to one vote for each share of common stock held. The Company also had 162,000 common stock warrants outstanding as of June 30, 2016 (see Note 4).

During the six months ended June 30, 2016, a number of outstanding options were exercised resulting in the issuances of 42,923 shares of common stock in exchange for cash totaling $5,850.

All outstanding stock was purchased during the acquisition as discussed in Note 10.

Voting

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of all classes of Preferred Stock are convertible into. Holders of all classes of Preferred Stock have voting rights together with the holders of Common Stock as a single class.

So long as at least 1,112,180 shares of Series B Preferred Stock remain outstanding, the holders of shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class and not as separate series, and on an as-converted basis, shall be entitled to elect two directors of the Company (the “Series A/B Directors”).

So long as at least 1,415,750 shares of Series C Preferred Stock remain outstanding, the holders of shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect two directors of the Company (the “Series C Directors” and together with the Series A/B Directors, the “Preferred Directors”).

The holders of shares of Common Stock, exclusively and as a separate class, shall be entitled to elect four directors of the Company. Any director elected as provided in the preceding sentences may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.

If the holders of shares of Series A Preferred Stock and Series B Preferred Stock, Series C Preferred Stock, or Common Stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, then any directorship not so filled shall remain vacant until such time as the holders of Series A Preferred Stock and Series B Preferred Stock, Series C Preferred Stock, or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting. No such directorship may be filled by stockholders of the Company other than by the stockholders of the Company that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of shares of Common Stock and all classes of Preferred Stock, voting together as a single class and on an as-converted basis, shall be entitled to elect the balance of the total number of directors of the Company.

Olapic, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2016

(unaudited)

At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as noted above, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series of common or preferred stock. The initial Series C Directors may also be appointed by the Board in connection with the approval of the initial issuance of shares of Series C Preferred Stock without a separate action by the holders of record of shares of Series C Preferred Stock.

Dividends

All issued and outstanding Preferred Stock (Series A, B and C) have annual cumulative dividends of 8% of the original issuance price, beginning to accrue at the date of issuance. The cumulative accrued dividends are only payable if declared by the Board of Directors. As of June 30, 2016, dividends in arrears in connection with the Company’s Preferred Stock were as follows; Series A in the aggregate amount of approximately $237,000, Series B in the aggregate amount of approximately $1,350,000 and Series C in the aggregate amount of approximately $1,250,000.

Conversion

Each share of Preferred Stock is convertible upon issuance at the option of the holder to common stock at a rate determined by dividing the original issuance price ($.348 per share for Series A Preferred Stock, $1.034 per share for Series B Preferred Stock, and $2.119 per shares for the Series C preferred shares) by the conversion price. The conversion price is defined as the original issuance price of the Preferred Stock and is adjusted for events, such as stock splits and other subdivisions of common stock, reorganizations and other dilutive issuances, excluding the issuance of common stock pursuant to the Company’s Olapic, Inc. 2013 Stock Plan, warrants outstanding at the time of issuance of the Preferred Stock and various other exclusions. The number of common shares that Series A, Series B, and Series C Preferred Stockholders can convert into is 15,095,250 as of June 30, 2016 and December 31, 2015.

Each share of Preferred Stock will be automatically converted into shares of common stock at the then effective conversion ratio upon majority vote of the investors of an initial public offering at a share price of at least $6.357 per share (adjusted for stock splits, dividends, recapitalizations and reclassifications) and net proceeds of at least $25,000,000.

Protective Provisions

At any time when at least 4,528,575 shares of Preferred Stock of any class are outstanding, the Company may not take any of the following actions without the vote or the written consent or affirmative vote of the requisite holders: (i) liquidate, dissolve, or wind-up the business of the Company, or (ii) effect any merger, reorganization, consolidation or Deemed Liquidation Event or consent to any of the foregoing, or (iii) amend, alter or repeal any provision of this Restated Certificate or Bylaws of the Company, or (iv) create, authorize the creation of, issue or obligate itself to issue shares of, any equity security or security convertible into or exercisable for any such equity security, having rights, preferences, or privileges senior to or on parity with the preferred shares, or (v) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company having rights that are junior to the preferred shares, including but not limited to prior to payment of the preferred accruing dividends, other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock or otherwise approved by the Board including the approval of a majority of the Preferred Directors and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof or such other price approved by the Board including the approval of each of the Preferred Directors, or (vi) increase or decrease the authorized number of directors constituting the Board from (5) directors, or (vii) change the class or series,

Olapic, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2016

(unaudited)

or the number of shares, of the stock to be issued pursuant to any stock option or restricted stock plan of the Company, including, without limitation, the Company’s 2013 Stock Plan, as amended (the “Plan”), unless approved by the board including the approval of each of the Preferred Directors or (viii) amend, alter or repeal these protective provisions.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of Preferred Stock are entitled to receive an amount equal to the original issue price ($.348 per share for the Series A preferred shares, $1.034 per share for the Series B preferred shares, and $2.119 per shares for the Series C preferred shares) plus any unpaid accrued dividends whether or not declared.

If upon the liquidation, dissolution or winding-up of the Company the assets of the Company legally available for distribution to the holders of Preferred Stock are insufficient to permit the payment to such holders for the full amount specified, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive under this section.

After completion of the distribution as mentioned above, all the remaining assets of the Company shall be distributed among holders of common stock on a pro rata basis based on the number of shared of common stock held by each.

6.	Stock-Based Compensation

During 2013 the Company’s Board of Directors (the “Board”) instituted and adopted the Olapic, Inc. 2013 Stock Plan (the “Plan”) whereby a committee appointed by the Board may make discretionary awards of Incentive Stock Options and Non-qualified Options to certain employees, officers, directors and consultants. Each award granted will be subject to a Stock Award Agreement setting forth the terms and provisions applicable to the award granted under either plan. The maximum number shares available for issuance to participants under the Plan is 4,252,520 and there are 2,100,553 shares available to be issued at June 30, 2016.

The options may be awarded to participants at any time as determined by the committee. Each option is equal to one share of the Company’s Common Stock. The exercise price of each option is equal to the fair value of the Company’s Common Stock on the date of award. The options expire at such time as determined by the Board but not to exceed ten years from date of grant and vest over 4 years.

If a participant owns more than 10% of the total combined voting power of all classes of stock of the Company, the expiration cannot exceed five years from date of grant. In the event of a termination or resignation of service with the Company, the options granted expire upon termination or no later than three months after termination, as defined in the agreement.

The Company recognized $42,690 and $21,345 of compensation costs related to vested stock-based compensation arrangements during the six and three months ended June 30, 2016. The Company recognized $27,973 and $15,576 of compensation costs related to vested stock based compensation arrangements during the six and three months ended June 30, 2015. At June 30, 2016, there was $154,108 of unrecognized compensation cost related to non-vested stock-based compensation arrangements. The weighted average vesting period of the remaining options is 4 years.

The weighted average fair market value of options granted for the six months ended June 30, 2016 and 2015 is $.16 per share.

Olapic, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2016

(unaudited)

Valuation Assumptions

The Company estimated the fair value of stock options granted during the six months ended June 30, 2016 and 2015 using the Black-Scholes model with the following weighted-average assumptions:

	Period ended June 30,
	2016	2015
Expected term	6 years	6 years
Volatility	39%	42%
Risk-free interest rate	1.76%	1.61%
Dividend yield	0%	0%

The following are factors considered by the Company in developing their assumptions:

1.	The volatility factor for the Company’s stock options was estimated using the average volatility of comparable publicly traded companies as a proxy for what would have been the Company’s volatility had the Company been public.

2.	The Company does not anticipate that dividends will be distributed in the near future.

3.	The Company’s expected term represents the period that the awards are expected to be outstanding.

4.	The Company bases the risk-free interest rate used in the Black-Scholes model on implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term.

The following summarizes the Company’s stock option plan and the activity for the six months ended June 30, 2016:

	Options	Weighted Average	Intrinsic
	Outstanding	Exercise Price	Value
December 31, 2015	2,002,697	$0.39	$360,485
Options granted	210,000	$0.53	$—
Options forfeited	(17,807)	$0.20	$—
Options exercised	(42,923)	$0.14	$—

June 30, 2016	2,151,967	$0.41	$258,236

Exercisable at June 30, 2016	835,775	$0.34	$158,797

Olapic, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2016

(unaudited)

The summary of the status of the Company’s non-vested shares as of June 30, 2016 and changes during the period then ended are presented below:

	Unvested	Weighted Average
	Shares	Exercise Price
December 31, 2015	1,396,116	$0.08
Options granted	210,000	$0.53
Options forfeited	(17,807)	$0.20
Options vested	(272,117)	$0.27

June 30, 2016	1,316,192	$0.11

The following table summarizes the information about stock options outstanding at June 30, 2016:

Options Outstanding			Options Exercisable
	Average Remaining	Weighted	Number	Weighted
Number	Contractual Life	Average	Exercisable at	Average
Outstanding	(Years)	Exercise Price	Dec. 31, 2015	Exercise Price
257,340	6.09	$0.35	249,623	$0.35
420,880	7.75	$0.29	283,678	$0.29
517,812	8.77	$0.31	218,906	$0.31
955,935	9.21	$0.53	83,568	$0.53

2,151,967			835,775

7.	Related Party Transactions

For the six and three months ended June 30, 2015, the Company, with Board of Directors’ approval, paid approximately $605,000 and $321,000, respectively, of consulting fees for software programming services provided by an entity owned by one of the Company’s stockholders by manner of a verbal agreement. For the period ended June 30, 2016, the related party was consolidated with the Company (see Note 3).

8.	Risk Concentrations

The Company periodically maintains cash balances in excess of the FDIC insurance limit in its financial institutions. Interest bearing accounts are insured by the Federal Deposit Insurance Corporations up to $250,000. The bank accounts, at times, exceed federally insured limits. The Company monitors the financial condition of these institutions and has not experienced any losses on such accounts.

As of June 30, 2016, one customer accounted for approximately 10% of outstanding accounts receivable. As of December 31, 2015, three customers accounted for approximately 12%, 11%, and 10%, respectively of outstanding accounts receivable.

The Company had total assets of $1,420,669 based outside of the United States as of June 30, 2016. The Company had total assets of $736,450 based outside of the United States as of December 31, 2015.

Olapic, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2016

(unaudited)

9.	Commitments

In October 2015, the Company entered into a lease agreement for its office space in New York City which expires in January 2026. To secure the leased space, the Company issued an irrevocable letter of credit in the amount of $527,903, which is secured by the restricted cash. In July 2015, the Company entered into a lease agreement for office space in London which expires June 2017. In addition, the Company has commitments for office space leased in Cordoba, Argentina expiring in December 2016 and January 2019. Rent expense for the six and three months ended June 30, 2016 was approximately $892,000 and $332,000, respectively.

The approximate future minimum lease payments under these agreements are as follows:

Period ending June 30,
2017	$1,233,910
2018	1,063,760
2019	1,065,351
2020	1,055,805
2021	1,100,543
Thereafter	5,153,760

$10,673,129

10.	Subsequent Events

During July 2016, the Company acquired the remaining 25% interest in Olapic Argentina S.A. for nominal consideration.

On August 9, 2016, Monotype Imaging Inc. (“Monotype Imaging”), a Delaware corporation and a wholly-owned subsidiary of Monotype Imaging Holdings Inc., a Delaware corporation, completed its acquisition of the Company, pursuant to the agreement and plan of merger dated as of July 20, 2016. Upon the closing of the merger, Monotype Imaging paid the holders of the Company capital stock, vested options and warrants aggregating $130 million in cash consideration, subject to net asset, indebtedness, cash and transaction expense adjustments as set forth in the merger agreement. As a result the Company became a wholly-owned subsidiary of Monotype Imaging. As of June 30, 2016, the Company had incurred approximately $554,000 of legal and other transactions costs associated with the acquisition which are included in accrued expenses on the accompanying condensed consolidated balance sheet.

In conjunction with the acquisition by Monotype Imaging, in August 2016 all outstanding debt of the Company was paid off in its in entirety.

The Company has evaluated subsequent events through October 17, 2016, which is the date the condensed consolidated financial statements were available to be issued, and has concluded, except for the events disclosed above, that there were no events or transactions that took place which would require disclosure in or adjustments to the condensed consolidated financial statements.